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                                                                     EXHIBIT 1.1




                        QUINTON CARDIOLOGY SYSTEMS, INC.


                               4,025,000 Shares*
                                  Common Stock


                               (without par value)



                             UNDERWRITING AGREEMENT

                                                           _______________, 2002

Adams, Harkness & Hill, Inc.
WR Hambrecht+Co
Delafield+Hambrecht, Inc.
As representatives of the several
Underwriters named in Schedule I hereto, 60 State Street
Boston, Massachusetts 02109

Dear Sirs:


         Quinton Cardiology Systems, Inc., a California corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you and the several Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 3,500,000 shares (the "Firm Shares") of common stock of the Company, without par value (the "Common Stock") and, at the election of the Underwriters, up to 525,000 additional shares of Common Stock (the "Optional Shares"). The Firm Shares and the Optional Shares, which the Underwriters elect to purchase pursuant to Section 3 hereof, are herein collectively called the "Shares."


         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:


                  (a) A registration statement on Form S-1 (File No. 333-83272) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement (including any pre-effective amendments thereto) and any post-effective amendments thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other


----------


* Includes 525,000 shares subject to an option to purchase additional shares to cover over-allotments.

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         Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued under the Act and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement and incorporated by reference in the Rule 462(b) Registration Statement, if any, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or the Rule 462(b) Registration Statement, if any, at the time it became effective, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");


                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or, to the Company's or the Subsidiary's knowledge (the "Company's Knowledge"), instituted proceedings for that purpose, and each Preliminary Prospectus, as of its date, complied in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Adams, Harkness & Hill, Inc. expressly for use therein;


                  (c) The Registration Statement complied, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement (and on any later date on which Optional Shares are to be purchased) and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Adams, Harkness & Hill, Inc. expressly for use therein;



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                  (d) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been accurately described or filed as required; all material agreements, contracts or other instruments (the "Material Contracts"), to which the Company or its sole subsidiary, Quinton Inc. (the "Subsidiary"), is a party, or by which they, or their properties may be bound, have been duly authorized, executed and delivered by the Company or the Subsidiary, as are party thereto, constitute valid and binding agreements of the Company or the Subsidiary, as are party thereto, and are enforceable in accordance with their respective terms against the Company or the Subsidiary, as are party thereto, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and
         (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and, to the Company's Knowledge, such Material Contracts are enforceable in accordance with their respective terms by the Company or the Subsidiary, as are party thereto, against the other parties thereto, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (y) general principles of equity, whether considered in a proceeding at law or in equity and (z) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and such Material Contracts are in full force and effect on the date hereof; and neither the Company nor the Subsidiary, nor, to the Company's Knowledge, any other party is in breach of or default under any of such Material Contracts, except for such breaches or defaults that will not result in a material adverse change in the business, assets, management, financial position or results of operations of the Company and the Subsidiary taken as a whole (hereinafter, a "Material Adverse Change");


                  (e) Neither the Company nor the Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth in the Prospectus or as would not result in a Material Adverse Change; and, since such date, there has not been any change in the capital stock (other than issuances of Common Stock in the ordinary course of business pursuant to Company stock option and stock purchase plans described in the Registration Statement and Prospectus) or long-term debt of the Company or the Subsidiary, or any Material Adverse Change, or any material transaction or obligation of the Company or the Subsidiary outside of the ordinary course of business;

                  (f) The Company and the Subsidiary have good and marketable title to all real properties owned by them, and has good title to all other properties owned by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except as (i) are described in the Prospectus, or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiary, as applicable; any real property and buildings held under lease by the Company or the Subsidiary are held under valid, subsisting and enforceable leases with such


                                                                             -3-
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         exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiary; and the Company or the Subsidiary own or lease all such tangible properties as are necessary to their operations as now conducted or as currently proposed to be conducted, except where the failure to so own or lease would not result in a Material Adverse Change;


                  (g) Each of the Company and the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of organization, each with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified in any such jurisdiction would not result in a Material Adverse Change, and neither the Company nor the Subsidiary is in violation of its Articles of Incorporation or bylaws;


                  (h) The Company has an authorized capitalization as set forth in the Prospectus, and all issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws, and conform in all material respects to the description of the Common Stock contained in the Prospectus; all of the issued and outstanding shares of capital stock of the Subsidiary (i) have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws, and
         (ii) except for pledges pursuant to the Loan Agreement, dated June 5, 1998, as amended, between the Subsidiary and Silicon Valley Bank and for any liens, encumbrances or claims on the Company's assets created in the ordinary course of business, are owned of record by the Company free and clear of all liens, encumbrances or claims; except as disclosed in the Prospectus, neither the Company nor the Subsidiary controls, indirectly or directly, or has any ownership interest in any other entity, nor has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and the description of the Company's equity incentive plans and other stock plans or arrangements, and the options or other rights granted and exercised thereunder set forth in the Prospectus, accurately and fairly presents the information required by the Act to be shown with respect thereto;


                  (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; no shareholder of the

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         Company has any right to require the Company to register the sale of any shares of capital stock owned by such shareholder under the Act in the 180-day period after the date of the Prospectus other than "piggy-back" registration rights held by W. R. Hambrecht/QIC, LLC, Silicon Valley Bank and Greyrock Business Credit pursuant to the Investor Rights Agreement, dated May 27, 1998 among the Company and the parties thereto (a true and complete copy of which has been filed as Exhibit 10.14 to the Registration Statement); and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

                  (j) The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; this Agreement and the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and shareholders, and this Agreement has been duly executed and delivered by the Company, constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and
         (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein;

                  (k) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the properties or assets of the Company or the Subsidiary is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or bylaws of the Company or the Subsidiary or any statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties or assets; and no consent, approval, authorization, order, filing, registration or qualification of or with any third party, or any such court or governmental agency or body was or is required for the issuance and sale of the Shares, the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, filings, registrations or qualifications as have been obtained or may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Shares by the Underwriters;

                  (l) Except as disclosed in the Prospectus, (i) there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's Knowledge, threatened, to which the Company or the Subsidiary is or may be a party or of which property owned or leased by the Company or the Subsidiary is or may be the subject, or which are related to environmental or discrimination matters; (ii) no labor disturbance by the employees of the

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         Company or the Subsidiary, or to the Company's Knowledge, by the
         employees of the Company's principal suppliers or original equipment manufacturers, exists or, to the Company's Knowledge is imminent which is reasonably likely to result in a Material Adverse Change, and no collective bargaining agreement exists with respect to the Company's or the Subsidiary's employees, and to the Company's Knowledge, no such agreement is imminent; and (iii) neither the Company nor the Subsidiary is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body; any of which is required to be disclosed in the Prospectus and that is not so disclosed, or which could individually or in the aggregate, result in a Material Adverse Change;


                  (m) The Company and the Subsidiary possess all state, local, federal and foreign licenses, certificates, approvals, authorizations or permits (collectively, the "Governmental Licenses") that are necessary to enable them to own, lease and operate their respective properties and to conduct their respective businesses as presently conducted and which the failure to possess could reasonably be expected to result in a Material Adverse Change, the Company and the Subsidiary are in compliance with the terms and conditions of all Governmental Licenses, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; all Government Licenses are valid and in full force and effect, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental License which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;


                  (n) Except as otherwise previously disclosed to Underwriters, the Company and the Subsidiary are in compliance in all material respects with all applicable statutes, rules and regulations of U.S. Food and Drug Administration or similar federal, state or local governmental authority (the "FDA") and, to the knowledge of the Company, of foreign governmental authority ("Foreign Authorities") with respect to the design, manufacture, packaging, sale, labeling, storing, testing, distribution, or marketing of the products being manufactured, distributed or developed by the Company and the Subsidiary (the "Company Products"). To the knowledge of the Company, the Company and the Subsidiary have all requisite permits, approvals, registrations, licenses or the like from the FDA and Foreign Authorities to conduct the Company's and the Subsidiary's business as it is currently conducted. The Company and the Subsidiary are in compliance in all material respects with all applicable registration and listing requirements set forth in the Federal Food, Drug & Cosmetic Act (the "Act"), 21 U.S.C. 360, and 21 CFR Part 807 and all similar applicable laws. The Company and the Subsidiary adhere in all material respects to applicable regulations in the manufacture of the Company Products, including applicable Quality System regulations. The Company has previously delivered or made available to Underwriters all applications, approvals, registrations or licenses obtained by the Company or the Subsidiary from Foreign Authorities or the FDA or required in connection with the conduct of the Company's or the Subsidiary's business as it is currently conducted. The Company has also made available to Underwriters all material written communications and written records of the Company or the Subsidiary of oral

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         communications between the Company or the Subsidiary and the FDA or
         Foreign Authorities since June 1, 1998. The Company and the Subsidiary have not made any false statements in, or material omissions from, the applications, approvals, reports and other submissions to the FDA or Foreign Authorities, or in or from any other records and documentation prepared or maintained to comply with the laws, rules, and regulations of the FDA or Foreign Authorities relating to Company Products. Except as otherwise previously disclosed to the Underwriters, the Company and the Subsidiary have not received from the FDA any notice of adverse findings, FDA Form 483 inspectional observations, notices of violations, warning letters, criminal proceeding notices under Section 305 of the Act, or other similar communication from the FDA or from Foreign Authorities. There have been no seizures conducted or threatened by the FDA, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration or safety alerts conducted, requested or threatened by the FDA or Foreign Authorities relating to the Company Products. The Company and the Subsidiary have not received any notification, written or oral, that remains unresolved, from Foreign Authorities, the FDA or other authorities indicating that any Company Product is misbranded or adulterated as defined in the Act and the rules and regulations promulgated thereunder. To the knowledge of the Company, neither the Company, the Subsidiary, nor any officer, key employee or agent of the Company or Subsidiary has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or regulation or
         (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation. Additionally, to the knowledge of the Company, neither the Company nor the Subsidiary has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10,
         1991) and any amendments thereto.



                  (o) The Company and the Subsidiary are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, including without limitation those relating to occupational safety and health, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including without limitation those relating to the storage, handling or transportation of hazardous or toxic materials (collectively, "Environmental Laws"); except where such noncompliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;



                  (p) Arthur Andersen LLP, who have audited the consolidated financial statements of the Company and the Subsidiary contained in the Registration Statement, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder;


                  (q) The consolidated financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") as certified by the independent public accountants named in paragraph (p) above; no other financial statements or schedules are required to be included in the Registration Statement; and the selected financial data set forth in the Prospectus under the captions "Summary Financial Data," "Capitalization," "Selected Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" present fairly in all material respects the information set forth therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; and the pro forma financial information included in the Registration Statement and the Prospectus has been prepared on a basis consistent with the historical financial statements contained in the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Act and the Exchange Act (as defined herein) to reflect the transactions described in the Prospectus, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Prospectus;


                  (r) The Company and the Subsidiary own or possess all trademarks, trade names, patent rights, copyrights, licenses, trade secrets, proprietary rights and other similar rights (collectively, the "Intellectual Property") necessary to conduct their business as now conducted; the Company and the Subsidiary have not received notice of any infringement by the Company or the Subsidiary of any Intellectual Property of others; to the Company's Knowledge, there is no written claim of infringement being made against the Company or the Subsidiary regarding Intellectual Property and no reasonable basis therefor exists, which, if adversely decided, could result in a Material Adverse Change; to the Company's Knowledge, the Company and the Subsidiary are not infringing, nor in conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest at the date hereof of the Company or the Subsidiary therein, except in any such case as would not individually or in the aggregate result in a Material Adverse Change; none of the Intellectual Property employed by the Company or the Subsidiary has been obtained or is being used by the Company or the Subsidiary in violation of any contractual obligation binding on the Company or the Subsidiary or, to the Company's Knowledge, any of their respective officers, directors, employees or consultants or otherwise in violation of the rights of any person, except for such violations that could not result in a Material Adverse Change; neither the operation of the business of the Company and the Subsidiary by the employees of the Company or the Subsidiary, nor the conduct of the business of the Company and the Subsidiary as proposed, will, to the Company's Knowledge, result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated which is reasonably likely to result in a Material Adverse Change; and the Company and the Subsidiary have taken reasonable measures to prevent the unauthorized dissemination or publication of its confidential information or the confidential information of third parties in its possession; and each technical employee of the Company and the Subsidiary has executed an agreement with the Company or the Subsidiary (as the case may be) regarding confidential information and the assignment of proprietary information to the Company or the Subsidiary (as the case may be), and no such person has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such agreement where such exclusion would not result in a Material Adverse Change;

                  (s) The Company and the Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes (including, without limitation, withholding taxes), penalties and interest, assessments, fees and other charges shown as due thereon; and, except as disclosed in the Registration Statement and Prospectus, the Company has not received any notice of any tax deficiency which has been or is reasonably likely to be asserted against the Company or the Subsidiary which is reasonably likely to result in a Material Adverse Change;

                  (t) The Company is not, and after giving effect to the offering and the sale of the Shares as contemplated herein will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (u) Each of the Company and the Subsidiary maintains insurance of the types and in the amounts which are consistent with the customary industry practice, including, but not limited to, insurance covering products liability claims and real and personal property owned or leased by the Company and the Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by companies engaged in businesses substantially similar to that of the Company (except where failure to so maintain would not result in a Material Adverse Change), all of which insurance is in full force and effect and during the past five years, the Company and the Subsidiary have not had any material products recall;

                  (v) Since incorporation, neither the Company nor the Subsidiary, nor any person acting on their behalf, has at any time (i) directly or indirectly, given or agreed to give and money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or other person who was, is or may be in a position to help or hinder the business of the Company or the Subsidiary which (x) might subject the Company, the Subsidiary or any other individual or entity to any damages or penalties in any civil, criminal or governmental litigation or proceeding (domestic or foreign); (y) if not so given, could be expected to result in a Material Adverse Change; or (z) if not continued in the future, could be expected to result in a Material Adverse Change; (ii) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (iii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

                  (w) The Company has not (i) taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to, or which has constituted or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the date of the Prospectus, (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of Common Stock; or (B) paid or agreed to pay any person any compensation for soliciting another to purchase any other securities of the Company;

                  (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (iii) to the extent required by GAAP, the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (y) There are no (i) business relationships or related party transactions involving the Company or the Subsidiary, on the one hand, and any other person or entity, on the other hand, required by the Act to be described in the Prospectus which have not been described as required; or (ii) outstanding loans, advances (except for normal business expenses in the ordinary course) or guarantees of indebtedness by the Company or the Subsidiary to or for the benefit of any of their officers or directors, or any of the members of their families;

                  (z) The Company has filed a registration statement pursuant to
         Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to register the Common Stock, has filed an application to list the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market System and has received notification that the listing has been approved, subject to notice of issuance of the Shares;

                  (aa) Each officer and director of the Company, each beneficial owner of shares of Common Stock and each holder of warrants to purchase capital stock of the Company, other than those persons listed on
         Schedule II hereto, has executed the form of lock-up agreement restricting dispositions of the Company's securities for a period of 180 days after the date of the Prospectus (the "Lock-Up Agreements") which was provided by the Representatives to the Company for distribution to its shareholders and warrant holders; the Company has provided to counsel for the Representatives a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder, and true, accurate and complete copies of all of the agreements presently in effect or effected hereby pursuant to which its officers, directors, shareholders and optionholders have agreed to be bound by restrictions substantially similar to those contained in the Lock-Up Agreements (the "Company Lock-Up Agreements"); and each Company optionholder, other than those persons listed on Schedule II, has executed a Company Lock-Up Agreement in substantially the same form; and

                  (bb) Philips Electronics North America Corporation, a Company shareholder ("Philips"), is restricted from selling any of its shares of Company capital stock in accordance with Rule 144 issued under the Act until August 1, 2002, at the earliest.

         2. SHARES SUBJECT TO SALE.

                  (a) On the basis of the representations, warranties and agreements of the Company contained herein, and subject to the terms and conditions of this Agreement, (i) the Company agrees to issue and sell to each Underwriter, severally and not jointly, and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $______, the respective number of Firm Shares set forth opposite the name of each respective Underwriter in Schedule I hereto; and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, (i) the Company agrees to issue and sell the Optional Shares to each Underwriter, severally and not jointly, and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per share set forth above, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

                  (b) The Company as and to the extent indicated in Schedule III hereto, hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of 525,000 Optional Shares at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company. Any such election to purchase Optional Shares may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares by written notice from any Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares will be purchased and are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined below in Section 4) or, unless Adams, Harkness & Hill, Inc. and the Company otherwise agree in writing, earlier than two or later than three business days after the date of such notice.

                  3. OFFERING. Upon the authorization by any Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

                  4. CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Adams, Harkness & Hill, Inc. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds, to the account specified by the Company to Adams, Harkness & Hill, Inc., all at the office of Adams, Harkness & Hill, Inc., 60 State Street, Boston, Massachusetts 02109. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Boston time, on _______________, 2002 or such other time and date as you and the Company may agree upon in writing (the "Closing Date"), and, with respect to the Optional Shares, 9:30 a.m., Boston time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such location as you may specify. The Representatives confirm that each Underwriter has authorized the Representatives, for its account, to accept delivery of, and receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase.


         5. COVENANTS OF THE COMPANY. The Company agrees with each of the
Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus of which you shall not have been previously advised and furnished with a copy or to which you shall have objected promptly after reasonable notice thereof; to advise you promptly after it receives notice of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use reasonable efforts to obtain the withdrawal of such order;

                  (b) To use reasonable efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

                  (c) To furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the

         Shares and if at such time any events shall have occurred as a result of which, in the reasonable opinion of the Company, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with
         Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c) of the Act), an earnings statement of the Company and the Subsidiary (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 of the Act);


                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, without the prior written consent of Adams Harkness & Hill, Inc., not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than (i) the sale of the Shares to be sold by the Company hereunder; (ii) the Company's issuance in the ordinary course of business of shares upon exercise of outstanding Stock options or warrants or the conversion of any security outstanding on the date hereof and referred to in the section of the Prospectus entitled "Capitalization" awarded under the Company's 1998 Amended and Restated Equity Incentive Plan and 2002 Equity Incentive Plan (including the Stock Option Grant Program for Nonemployee Directors under the 2002 Stock Incentive Plan); (iii) the Company's issuance of shares under the 2002 Employee Stock Purchase Plan; and (iv) the Company's issuance of shares constituting in the aggregate up to 25% of the issued and outstanding shares of capital stock of the Company as consideration or partial consideration for business acquisitions or in connection with the formation of joint ventures or strategic partnerships; provided, that in each case specified in subparagraphs (i) through (iv) of this paragraph (e), the recipients of such securities agree to be bound by this Section 6(e) for the duration of the 180-day period after the date of the Prospectus to the extent they are not otherwise contractually bound by similar restrictions to similar restrictions, and shall execute an agreement to that effect, without your prior written consent;


                  (f) Subject to the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, during a period of five years from the effective date of the Registration Statement, to furnish to its shareholders after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and the Subsidiary for such quarter in reasonable detail; and to timely file with the Commission such information on Form 10-Q or Form 10-K as may be required under Rule 463 of the Act;



                  (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company generally, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq National Market or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and the Subsidiary are combined or consolidated in reports furnished to its shareholders generally or to the Commission); and (ii) such additional publicly available information concerning the business and financial condition of the Company as you may from time to time reasonably request, provided that if the Company so requests, you will agree to keep all such information confidential in accordance with Regulation FD;


                  (h) To use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market;

                  (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

                  (j) To maintain a transfer agent, and if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock;

                  (k) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" and in a manner such that the Company will not become an "investment company" as that term is defined in the Investment Company Act;

                  (l) To take such necessary actions to enforce, and not waive compliance with, nor release any of its officers, directors, shareholders, warrant holders or optionholders from complying with, any Lock-Up Agreements or any Company Lock-Up Agreements, including, without limitation, issuing stop transfer instructions with the Company's transfer agent to enforce such agreements, if necessary;

                  (m) To issue stop transfer instructions with the Company's transfer agent covering the 180-day period immediately following the date of the Prospectus to enforce the provisions contained in that certain Shareholders Agreement, dated as of May 27, 1998, and as amended as of August 1, 2001, by and among W. R. Hambrecht/QIC, LLC, Philips and W. R. Hambrecht/QIC Management, LLC;

                  (n) Not to file with the Commission any registration statement on Form S-8 relating to shares of its Common Stock prior to 180 days after the effective date of the Registration Statement (other than with respect to the Company's 1998 Amended and Restated Equity Incentive Plans, 2002 Stock Incentive Plan and 2002 Employee Stock Purchase Plan which may be filed at any time);

                  (o) Without the prior written consent of Adams Harkness & Hill, Inc., not to accelerate the vesting of any option issued under any stock option plan such that any such option may be exercised within 180 days from the date of the Prospectus (other than in connection with a sale of the Company); and

                  (p) To appoint new members to the audit committee of the Company's board of directors within 90-days after the date of effectiveness of the Registration Statement, to satisfy the independence and financial literacy requirements of the Nasdaq National Market.

         6. EXPENSES. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing, producing and reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof and the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; (iv) the reasonable fees and disbursements of counsel for the Underwriters in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof and in connection with the Blue Sky survey and the reasonable fees and expenses of counsel to the Underwriters incident to securing any required review by the NASD of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and
(vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section,
Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder and the following additional conditions:


                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;



                  (b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass along such matters;


                  (c) Perkins Coie LLP, counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex I hereto;

                  (d) Graybeal Jackson Haley LLP, special counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the Intellectual Property matters set forth in Annex II hereto

                  (e) On the effective date of the Registration Statement at a time prior to execution of this Agreement, at 9:30 a.m., Boston time, on the effective date of the most recently filed post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, and at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;


                  (f) (i) Neither the Company nor the Subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, or as would not result in a Material Adverse Change, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any Material Adverse Change or any change in the capital stock (other than issuances in the ordinary course of business of Common Stock pursuant to the Company's benefit plans described in the Prospectus or any material increase in the long-term debt of the Company or the Subsidiary or any change, or any development involving a prospective change, in or affecting the business, assets, general affairs, management, financial position or results of operations of the Company and the Subsidiary, individually or taken as a whole, otherwise than as set forth in the Prospectus, the effect of which, in any such case described above is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;


                  (g) Between the date hereof and as of such Time of Delivery, none of the following shall have occurring and be continuing: (i) additional material governmental limitations or restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market, or trading in securities generally or in the Shares shall have been suspended or materially limited on the Nasdaq National Market, or a general banking moratorium shall have been declared by federal, New York or Massachusetts authorities, or (ii) an outbreak or escalation of hostilities involving the United States, including, without limitation, acts of terrorism against the United States or its overseas interests, or the declaration by the United States of a national emergency or war, or the occurrence of any other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;


                  (h) The Shares to be sold by the Company at such Time of Delivery shall have been accepted for quotation, subject to notice of issuance, on the Nasdaq National Market System;


                  (i) Each shareholder and warrant holder of the Company, other than the persons listed on Schedule II, shall have executed and delivered to you a lock-up agreement in form and substance reasonably satisfactory to you and you shall have received copies of Company Lock-Up Agreements executed by every Company optionholder, other than those persons listed on Schedule II;


                  (j) The Company shall have complied with Section 5(c) of this Agreement to the extent applicable as of such Time of Delivery; and

                  (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates signed by the Chief Executive Officer and Chief Operating Officer of the Company respectively, in their capacities as such, satisfactory to you, (i) as to the accuracy of the representations and warranties of the Company and the Subsidiary respectively, herein at and as of such Time of Delivery, (ii) as to the satisfaction of all conditions and performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, (iii) as to such other matters as you may reasonably request and (iv) to the matters set forth in subsections (a), (f), and (h) of this Section 7.

         8. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a "Company Indemnified Party") against any losses, claims, damages, liabilities, or expenses joint or several (a "Loss"), to which any Company Indemnified Party may become subject, under the Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to any Preliminary Prospectus and the Prospectus, in the light of the circumstances under which they were made, not misleading, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any Representative expressly for use therein.

                  (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "Underwriter Indemnified Party") against any Loss to which any Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, with respect to any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made, a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through any Representative expressly for use therein; and will reimburse any Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly as reasonably practicable after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification shall be available hereunder to any party who shall fail to give notice as provided in the preceding sentence if, but only to the extent that, the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the notice would have related and was materially prejudiced by the failure to give such notice; provided, however, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) reasonably satisfactory to such indemnified party, and, if such indemnifying party assumes the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In the event the indemnifying party does not assume the defense of any action brought against an indemnified party, the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified persons, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding, unless (1) the indemnifying party has agreed in writing to pay such fees and expenses or (2) an indemnified party reasonably determines that there may be conflicting interests between such indemnified party and other indemnified parties in conducting the defense of such action, including situations in which there are one or more legal defenses available to such indemnified party that are different from or in addition to those available to other indemnified parties.

                  (d) Without limitation and in addition to its obligations under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless Adams Harkness & Hill, Inc. (the "QIU"), and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any Loss, as incurred, arising out of or based upon the QIU's acting as a "qualified independent underwriter" (within the meaning of Rule 2720 to the NASD's Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss results from the gross negligence or willful misconduct of the QIU.

                  (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Losses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such aggregate amount of the Losses paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company on the one hand, and the Underwriters on the other, in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company respectively, bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Underwriters on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The aggregate amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the Underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) above in respect of any Losses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the QIU on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such aggregate amount of the Losses paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company on the one hand, and the QIU on the other, in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company respectively, bear to any fee paid to the QIU for acting in the capacity of a "qualified independent underwriter" (within the meaning of Rule 2720 to the NASD's Conduct Rules). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the QIU on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The aggregate amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9. DEFAULT BY AN UNDERWRITER.

                  (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company, and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, each and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any, or any officer or director or controlling person of the Company or any and shall survive delivery of and payment for the Shares.


         11. EXPENSES OF TERMINATION. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then have any liability to any Underwriter except as provided in Section 8 hereof; but, if this Agreement is terminated due to any of the conditions set forth in Section 7 hereof not having been met, or the Shares are not delivered by or on half of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall not have any further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 8 hereof.

         12. NOTICE. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Adams, Harkness & Hill, Inc. on behalf of you as the Representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Adams, Harkness & Hill, Inc., 60 State Street, Boston, MA 02109, Attention:
____________________; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President, with a copy to Perkins Coie LLP, 1201 Third Avenue, 48th Floor, Seattle, Washington 98101. Any such statements, requests, notices or agreements shall take effect upon receipt thereof; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter's Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. MISCELLANEOUS.

                  (a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  (b) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

                                        Very truly yours,

                                        QUINTON CARDIOLOGY SYSTEMS, INC.


                                        By:
                                            ----------------------------
                                            Chief Executive Officer

Accepted as of the date
hereof at Boston, Massachusetts

ADAMS, HARKNESS & HILL, INC.
WR HAMBRECHT+CO
DELAFIELD+HAMBRECHT, INC.


By:
      --------------------------------------
      (Adams, Harkness & Hill, Inc.
      On behalf of each of the Underwriters)

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                                         Number of Optional Shares
                                                      Total Number of                        to be Purchased if
                                                Firm Shares to be Purchased               Maximum Option Exercised
                                                ---------------------------               ------------------------
Adams, Harkness & Hill, Inc.

WR Hambrecht+Co

Delafield+Hambrecht, Inc.




TOTAL

                                   SCHEDULE II

                          PERSONS WHO HAVE NOT EXECUTED

                               A LOCK-UP AGREEMENT

                                  SCHEDULE III


                                                      Total Number of                         Total Number of
                                                   Firm Shares to be Sold                Optional Shares to be Sold
                                                   ----------------------                --------------------------
The Company                                               3,571,428                               535,714

                                                             --






TOTAL                                                     3,571,428                               535,714

                                                                         ANNEX I

            MATTERS TO BE COVERED IN THE OPINION OF PERKINS COIE LLP

         1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, with the requisite corporate power to own its properties and conduct its business as described in the Registration Statement and Prospectus. The Subsidiary has been duly incorporated and is validly existing under the laws of the State of Washington, with the requisite corporate power to own its properties and conduct its business as described in the Registration Statement and Prospectus. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing in each jurisdiction listed on Schedule A to this opinion. To our knowledge, the Company does not own or control, directly or indirectly, any interest in any business entity, other than the Subsidiary.

         2. The Company has an authorized capitalization as set forth in the Prospectus in the Section entitled "Capitalization," and all of the issued and outstanding shares of capital stock of the Company (other than the Shares) have been duly authorized, validly issued, and are fully paid and non-assessable. The Shares have been duly authorized and when issued and paid for as contemplated by the Underwriting Agreement will be validly issued, fully paid and non-assessable; to our knowledge, will not have been issued in violation of or subject to any pre-emptive right, co-sale right, registration right, right of first refusal or similar rights that have not been duly waived.

         3. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized, validly issued, are fully paid and non-assessable, and are owned of record by the Company free and clear of all liens, encumbrances or claims, except for pledges pursuant to the Loan Agreement, dated June 5, 1998, as amended, between the Subsidiary and Silicon Valley Bank.

         4. The Company has full corporate power and authority to enter into the Underwriting Agreement, to issue the Shares, and to perform its obligations pursuant to the Underwriting Agreement. All necessary board of directors and shareholder action has been duly and validly taken by the Company and its shareholders to authorize the execution, delivery and performance of this Agreement and for the issuance and sale of the Shares. The Underwriting Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by general equitable principles.

         5. The issuance and sale by the Company of the Shares and the performance by the Company of its obligations under, and the consummation of all transactions contemplated in, the Underwriting Agreement, including, without limitation, the issuance of the Shares, do not and will not (i) result in any violation of the provisions of the articles of incorporation or by-laws of the Company, (ii) result in a breach, violation or default on the part of the Company under any leases, contracts, indentures, mortgages, loan agreements or any other agreements or instruments known to us, to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound, or to which any of their respective properties or assets are subject (except for such breaches, violations, defaults or encumbrances that would not result in a Material Adverse Change), or (iii) violate any existing state or federal statute or any order, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated in the Underwriting Agreement, or any decree known to us of any court or any governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets.



         6. No consent, approval, authorization, order, registration or qualification of, or with any federal or state governmental agency or body, or to our knowledge, court, was or is required to be obtained by the Company for the issuance and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, other than the registration of the Shares under the Act and the rules and regulations thereunder, except (i) as may be required under state securities or Blue Sky laws; and (ii) as may be required by the National Association of Securities Dealers, both as to which we express no opinion.


         7. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as defined in the Investment Company Act.

         8. The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions "Shares Eligible for Future Sale" and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein have been reviewed by us and are accurate and fairly present in all material respects the information called for with respect to such laws and documents and fairly summarize the matters referred to therein in all material respects.

         9. To our knowledge, there are no contracts or other documents to which the Company or the Subsidiary is a party of a character required to be filed as an exhibit to the Registration Statement, or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         10. We do not know of any legal or any governmental proceeding instituted, contemplated or threatened against the Company or the Subsidiary that would be required to be disclosed in the Prospectus that is not so disclosed.

         11. To our knowledge, neither the Company nor the Subsidiary is (i) in material violation of its respective articles of incorporation or bylaws, or
(ii) in breach of any material obligation or agreement that is described or referred to in the Registration Statement or Prospectus.

         12. The Registration Statement has become effective under the Act. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission nor, to the best of our knowledge, has any proceeding been instituted or threatened for that purpose under the Act. The Prospectus has been filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act within the time period required thereby.


         13. We have participated in conferences with officials and other representatives of the Company, the Representatives, underwriters' counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed. Without undertaking to determine independently, or assuming any responsibility for the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, we have no reason to believe that, at the time the Registration Statement became effective and on the Closing Date, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which we express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, with respect to the Prospectus, the date of the Prospectus, at the Closing Date or any later date on which the Optional Shares are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, with respect to the Prospectus, in the light of the circumstances under which they were made, not misleading (except that we express no opinion or belief with respect to any financial statements, financial schedules, or data derived therefrom, contained in the Registration Statement or in the Prospectus).



         The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Description of Capital Stock" or "Shares Eligible for Future Sale" in the Prospectus, insofar as they accurately summarize in all material respects the provisions of the laws and documents referred to therein. Also, we do not express any opinion or belief as to the financial statements and related schedules or any other financial and accounting information contained in the Registration Statement or the Prospectus.

                                                                        ANNEX II

       MATTERS TO BE COVERED IN THE OPINION OF GRAYBEAL JACKSON HALEY LLP


         1. Graybeal Jackson Haley LLP ("IP Counsel") is familiar with the technology used by the Company and Subsidiary in their business and the manner of its use and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials.



         2. Nothing has come to the attention of such IP counsel which leads them to believe that the statements in the Prospectus under the captions "Risk Factors - Failure to adequately protect our intellectual property rights will cause our business to suffer," "Risk Factors - If third parties claim that our products infringe their intellectual property rights, we may be forced to expend significant financial resources and management time and our operating results would suffer," or "Business - Intellectual Property" contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, nothing has come to the attention of such IP counsel which leads them to believe that the following statement in the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make such statement not misleading: "we also manufacture and sell patented electrodes."



         3. To such counsel's knowledge, the Company and Subsidiary own or possess sufficient patent rights (the "Patent Rights") reasonably necessary to conduct their business as now conducted and the expected expiration of any such Patent Rights would not result in a Material Adverse Change. To such counsel's knowledge, there is not pending or threatened in writing any action, suit, proceeding or claim by others (A) challenging the validity or scope of any of the patent rights held by or licensed to the Company or Subsidiary, or (B) asserting that any third party patent is infringed by the activities of the Company or Subsidiary described in the Prospectus whether by the manufacture, use or sale of any of the Company's or Subsidiary's products or any third parties' products sold by the Company or Subsidiary. To such IP counsel's knowledge, the Company's and Subsidiary's discoveries, inventions, products, or processes referred to in the Registration Statement or Prospectus do not infringe or conflict with any right or patent of a third party.


         4. To such counsel's knowledge, there is not pending or threatened in writing any action, suit, proceeding or claim by the Company or Subsidiary asserting infringement on the part of any third party of any material patent(s) or patent applications held by or licensed to the Company or Subsidiary.


         5. Each of the Company and Subsidiary are listed in the records of the United States Patent and Trademark Office and relevant foreign industrial property offices as the owner of record of the patents and applications listed on a schedule to this opinion (the "Inventions"). Such IP counsel is not aware of any material defect in form regarding the preparation or filing, prosecution and/or maintenance of the applications and patents on behalf of the Company or Subsidiary. To such counsel's knowledge, the Inventions are being pursued by each of the Company and Subsidiary. To such counsel's knowledge, each of the Company and Subsidiary owns as its sole property the Inventions.



            6. The Company and Subsidiary rely on the trademarks, tradenames and associated good will set forth on a schedule to this opinion (the "Marks"). Each of the Company and Subsidiary is listed in the records of the United States Patent and Trademark Office and relevant foreign industrial property offices as the owner of record of the respective registrations and applications therefor listed in the Marks. The status of each registration and applications therefor in the Marks is set forth on such schedule. To such IP counsel's knowledge, there are no claims or assertions made by any third party that use of any Marks infringes upon the rights of that third party.

                                                                        ANNEX II

                             [Attach comfort letter]